Exhibit 5.1

January 19, 2022

Lument Finance Trust, Inc.

230 Park Avenue, 23rd Floor

New York, New York 10169

Re:	Registration Statement on Form S-3 (Reg. No. 333-258134)

Ladies and Gentlemen:

We have acted as special Maryland counsel to Lument Finance Trust, Inc., a Maryland corporation (the “Company”), in connection with the distribution to existing stockholders of the Company of transferable subscription rights (the “Rights”) to subscribe for up to an aggregate of 37,421,825 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issuable upon exercise of such Rights, covered by the Company’s Registration Statement on Form S-3 (Registration Number 333-258134), as amended through the date hereof (the “Registration Statement”).

We have examined the Registration Statement (except that we have not examined documents incorporated by reference therein) pursuant to which the Rights will be distributed, the charter and the bylaws of the Company, certain records of proceedings of the board of directors of the Company and committees thereof with respect to the distribution of the Rights and the issuance of the Shares upon exercise of the Rights, and such other corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and from officers of the Company.

Based on that examination and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1.	The Rights have been duly authorized and, when the Rights are issued in accordance with the terms of the Registration Statement, and the certificates evidencing the Rights are distributed, the Rights will be binding obligations of the Company.

2.	The Shares have been duly authorized and, when duly issued and sold upon exercise of the Rights and against receipt of consideration therefor as contemplated by the Registration Statement and the certificates evidencing the Rights, will be validly issued, fully paid and nonassessable.

Lument Finance Trust, Inc. January 19, 2022 Page 2

Our opinion as to the Rights being binding obligations is subject to applicable bankruptcy, insolvency and other laws affecting the rights of creditors and to general principles of equity. In giving our opinion as to the valid issuance of the Shares, we are assuming that, upon any exercise of the Rights pursuant to which any of the Shares may be issued, there will at such time be an adequate number of authorized but unissued shares of common stock of the Company available for issuance and that the issuance of the Rights and of any of the Shares to be issued upon exercise of the Rights will not cause the Company to cease to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. We are also assuming that none of the Shares will be issued or transferred in violation of the restrictions on transfer and ownership set forth in Article VII of the charter of the Company.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland. The opinions expressed herein are limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus supplement dated January 7, 2022, forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the form 8-K to be filed by the Company on the date hereof with the understanding that the form 8-K will incorporated by reference in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.